UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 27, 2026

Bluejay Diagnostics, Inc.

(Exact Name of Registrant as Specified in its Charter)

delaware	001-41031	47-3552922
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

360 Massachusetts Avenue, Suite 203

Acton, MA 01720

(Address of principal executive offices and zip code)

(844) 327-7078

(Registrant’s telephone number, including area code)

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BJDX	The Nasdaq Stock Market LLC

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information regarding the Reverse Stock Split (as defined herein) contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

At the Annual Meeting of Stockholders of Bluejay Diagnostics, Inc. (the “Company”) held on June 18, 2025, the stockholders of the Company approved an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) to implement a reverse stock split of the Company’s common stock, par value $0.0001 per share, at several fixed ratios between 1-for-2 and 1-for-20, with the final ratio to be determined by the Company’s Board of Directors (the “Board”).

On January 27, 2026, the Company filed a certificate of amendment to the Charter (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware, to implement a 1-for-4 reverse split of the Company’s common stock (the “Reverse Stock Split”), which 1-for-4 ratio was selected and approved by the Board. The Reverse Stock Split became effective as of 12:01 a.m. (Eastern time) on January 29, 2026, and the Company’s common stock began trading on The Nasdaq Capital Market on a post-split basis at the open of trading on January 29, 2026 with a new CUSIP number, 095633608. The trading symbol for the Company’s common stock remains “BJDX.”

As a result of the Reverse Stock Split, every four (4) issued and outstanding shares of the Company’s common stock, par value $0.0001, was converted into one (1) share of common stock, par value $0.0001, reducing the number of issued and outstanding shares of the Company’s common stock from 2,834,133 shares to approximately 708,533 shares (and reducing the number of shares of the Company’s common stock issuable upon the exercise of prefunded warrants from 1,055,000 to 263,750). The Company’s transfer agent, Continental Stock Transfer & Trust Company (“Continental”), is providing instructions to stockholders of record regarding the process of exchanging shares.

The Reverse Stock Split did not alter the par value of the Company’s common stock or modify any voting rights or other terms of the common stock.

No fractional shares are being issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of pre-Reverse Stock Split shares of the Company’s common stock not evenly divisible by four (4) are entitled, in lieu of a fractional share, upon surrender to Continental of certificate(s) representing their pre-split shares or upon conversion of their shares held in book-entry, to receive a cash payment based on the recent average closing price per share of the Company’s common stock, which cash payment shall not have accrued, and shall be without, interest.

Continental is issuing all of the post-split shares through their paperless Direct Registration System, also known as “book-entry form.” Continental will hold the shares in an account set up for the stockholder. All book-entry or other electronic positions representing issued and outstanding shares of the Company’s common stock are being automatically adjusted. Those stockholders holding common stock in “street name” are receiving instructions from their brokers.

In addition, pursuant to their terms, a proportionate adjustment has been made to the per share exercise price and number of shares issuable under all of the Company’s outstanding equity awards and warrants to purchase shares of common stock, and the number of shares authorized and reserved for issuance pursuant to the Company’s equity incentive plans has been reduced proportionately.

The above description of the Certificate of Amendment and the Reverse Stock Split is a summary of the material terms thereof and is qualified in its entirety by reference to the Certificate of Amendment, a copy of which is attached hereto as Exhibit 3.1, as filed with the Secretary of State of the State of Delaware on January 27, 2026.

Item 5.07 Submission of Matters to a Vote of Security Holders.

To the extent required by Item 5.07 of Form 8-K, the information regarding the Reverse Stock Split (as defined herein) contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 8.01 Other Events.

On January 27, 2026, the Company issued a press release relating to the matters described in Item 5.03 above. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Certification of Amendment to the Amended and Restated Certificate of Incorporation of Bluejay Diagnostics, Inc., filed with the Delaware Secretary of State on January 27, 2026 and effective as of January 29, 2026
99.1	Press Release, dated January 27, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bluejay Diagnostics Inc.

By:	/s/ Neil Dey
Neil Dey
President and Chief Executive Officer

Dated: January 30, 2026

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